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                                                                    EXHIBIT 23.8

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use in this registration statement of our report dated February 25, 2000 included herein and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts

December 19, 2000